EXHIBIT 32.1

CERTIFICATIONS OF

CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Irene B. Rosenfeld, Chairman and Chief Executive Officer of Kraft Foods Inc. (“Kraft Foods”), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that Kraft Foods’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in Kraft Foods’ Quarterly Report on Form 10-Q fairly presents in all material respects Kraft Foods’ financial condition and results of operations.

/S/ IRENE B. ROSENFELD
Irene B. Rosenfeld
Chairman and Chief Executive Officer
November 4, 2011

I, David A. Brearton, Executive Vice President and Chief Financial Officer of Kraft Foods Inc. (“Kraft Foods”), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that Kraft Foods’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in Kraft Foods’ Quarterly Report on Form 10-Q fairly presents in all material respects Kraft Foods’ financial condition and results of operations.

/S/ DAVID A. BREARTON
David A. Brearton
Executive Vice President and
Chief Financial Officer
November 4, 2011

A signed original of these written statements required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Kraft Foods Inc. and will be retained by Kraft Foods Inc. and furnished to the Securities and Exchange Commission or its staff upon request.